                           NATIONAL MEDIA CORPORATION
                               1700 Walnut Street
                             Philadelphia, PA 19103



                                       July __, 1995

DEAR STOCKHOLDER:

     You are cordially invited to attend the annual meeting of the stockholders (the "Annual Meeting") of National Media Corporation (the "Company") to be held on August 15, 1995, at 10:00 a.m., local time, at The Pennsylvania Convention Center, 1101 Arch Street, Philadelphia, Pennsylvania.

     The proposals for the Annual Meeting relate to: (i) the election of ten
(10) directors; (ii) approval of a Telemarketing, Production and Post-Production Agreement (the "Telemarketing Agreement") between the Company and ValueVision International, Inc. ("ValueVision") and the issuance, by the Company to ValueVision, of warrants to purchase up to 500,000 shares of the Company's Common Stock; and (iii) approval of the issuance of warrants to purchase an aggregate of 500,000 shares of Common Stock to cetain persons who were holders of certain of the Company's debt.

     We look forward to seeing you at the Annual Meeting. Whether or not you are planning to attend, I urge you to return the enclosed proxy at your earliest convenience if you own shares of Common Stock.

                                       Sincerely,


                                       -----------------------------------------
                                       Mark P. Hershhorn
                                       President and Chief Executive Officer

                           NATIONAL MEDIA CORPORATION
                               1700 Walnut Street
                             Philadelphia, PA 19103

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held On August 15, 1995

                           -------------------------

TO THE STOCKHOLDERS OF NATIONAL MEDIA CORPORATION:

     The annual meeting of stockholders (the "Meeting") of National Media Corporation (the "Company") will be held at The Pennsylvania Convention Center, 1101 Arch Street, Philadelphia, Pennsylvania 19107 at 10:00 a.m. on Tuesday, August 15, 1995, for the following purposes:

         1. To elect ten (10) directors to hold office until the Company's next annual meeting of stockholders;

         2. To consider and vote upon a proposal (a) to approve a Telemarketing, Production and Post-Production Agreement (the "Telemarketing Agreement"), dated April 13, 1995, by and between the Company and ValueVision International, Inc. ("ValueVision"); and (b) to approve an issuance, pursuant to the Telemarketing Agreement, by the Company to ValueVision of warrants to purchase up to 500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $8.865 per share;

         3. To consider and vote upon a proposal to approve the issuance of warrants to purchase an aggregate of 500,000 shares of Common Stock at a price of $10.00 per share to certain persons who were holders of certain of the Company's debt; and

         4. To transact such other business as may properly come before the annual meeting.

         The close of business on July 6, 1995 has been fixed as the record date for the Meeting. Only stockholders of the Company of record at that time are entitled to notice of and to vote at the Meeting or any adjournment(s) or postponement(s) thereof.

         All stockholders of the Company are cordially invited to attend the Meeting. Proxies for the Meeting are being solicited by the Board of Directors of the Company. Reference is made to the attached proxy for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to date, sign and return the enclosed proxy card to give voting instructions with respect to your shares of Common Stock and/or Preferred Stock (as hereinafter defined) in the enclosed postage pre-paid envelope.

                                      By order of the Board of Directors
                                      MARSHALL A. FLEISHER, Secretary


July ___, 1995
Philadelphia, Pennsylvania

                           NATIONAL MEDIA CORPORATION
                               1700 Walnut Street
                        Philadelphia, Pennsylvania 19103

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

         The enclosed proxy is solicited by the Board of Directors of National Media Corporation (the "Company"), a Delaware corporation, for use at the annual meeting of stockholders of the Company (the "Meeting") to be held at The Pennsylvania Convention Center, 1101 Arch Street, Philadelphia, Pennsylvania 19107 at 10:00 a.m. on Tuesday, August 15, 1995, or any adjournment(s) or postponements) thereof. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about July ___, 1995.

                          VOTING AT THE ANNUAL MEETING

         The record date for determining the stockholders entitled to notice of and to vote at the Meeting has been fixed at the close of business on July 6, 1995 (the "Record Date"). As of such date the Company had approximately ___________ shares of common stock, par value $.01 per share ("Common Stock") outstanding, each of which is entitled to one (1) vote as to the election of eight (8) of the ten (10) directors to be elected at the Meeting and as to all other non-election matters to be acted upon at the Meeting; and 255,796 shares of its Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") outstanding, each of which is entitled to one (1) vote per share as to the election of two (2) of the ten (10) directors to be elected at the Meeting and ten (10) votes per share as to all other matters to be voted upon at the Meeting, except the election of the remaining eight (8) directors as to which the holders of the Series B Preferred Stock shall have no voting rights. The total number of votes entitled to be cast at the Meeting as to non-election matters is _____________.

         Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Meeting or any adjournment(s) or postponement(s) thereof. The presence, in person or by proxy, of holders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on each matter to be acted upon at the Meeting will constitute a quorum at the Meeting.

         Except with respect to the election of directors, on all matters presented to the Company's stockholders for a vote at the Meeting, the Common Stock and the Series B Preferred Stock will vote as a single class. Neither the holders of Common Stock nor the holders of Series B Preferred Stock have cumulative voting rights in connection with the election of directors.

         The Board of Directors does not intend to bring any matter before the Meeting other than the matters specifically referred to in the notice of the Meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matter properly comes before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matter.

         WHITE proxy card(s) for use by holders of the Company's Common Stock and/or WHITE proxy card(s) with a GREEN STRIPE for use by the holders of the Series B Preferred Stock are enclosed herewith. Properly executed proxies will be voted in accordance with the instructions therein. In the absence of instruction, the shares of Common Stock or Series B Preferred Stock represented at the Meeting by the enclosed proxy will be voted (i) FOR the election of each of the nominees of the Board of Directors in the election of directors, (ii) FOR the proposal to approve the Telemarketing Agreement (as defined below) and, in connection therewith, the issuance to ValueVision International, Inc. ("ValueVision") of warrants to purchase an aggregate of 500,000 shares of Common Stock at a price of $8.865 per share, and (iii) FOR the proposal to approve the issuance of warrants to purchase an aggregate of 500,000 shares of Common Stock at a price of $10.00 per share to certain holders of certain of the Company's debt. Any stockholder giving a proxy may revoke it any time prior to its use at the Meeting by (i) giving written notice of revocation to the Secretary of the Company or (ii) executing and delivering to the Company a later dated proxy. Mere attendance at the Meeting, without submitting such written notice of revocation, will not revoke the proxy.


                           FOR ADDITIONAL INFORMATION

         Questions concerning the voting of your shares should be directed to the toll-free number established at the Company's request by Georgeson & Company Inc. (1-800-223-2064), which you may call between the hours of 9:00 a.m. and 8:00 p.m. (Daylight Savings Time) Monday through Friday.


                            SOLICITATION OF PROXIES

         The expense of the solicitation of proxies will be borne by the Company. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders for an estimated fee of $6,500. Solicitations may also be made by certain members of senior management of the Company without additional compensation. Proxies will be solicited by use of the mails and may also be solicited personally or by telephone, telegraph, telegram, cablegram, facsimile or other electronic transmission. Bankers, brokers and others holding stock in their names or in the names of nominees will be reimbursed for out-of-pocket expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

Election

         The by-laws of the Company provide that the Board of Directors shall be composed of three (3) to eleven (11) directors, with such number to be fixed by the Board of Directors. Currently, the number of directors of the Company, as fixed by the Board of Directors, is nine (9) directors and the Company is nominating for election at the Meeting ten (10) directors. Of such number of directors, eight (8) will be elected by holders of the Common Stock and two (2) will be elected by holders of the Series B Preferred Stock.

         Set forth below is certain information with respect to the persons nominated by the Board of Directors. With respect to each such person, such information includes his age, the period during which he has served as a director of the Company and his principal occupation and employment during the past five years. All nominees (other than Albert R. Dowden), including those proposed to be elected by the holders of the Series B Preferred Stock, are currently directors of the Company. Unless otherwise specified on the enclosed proxy card, each proxy received from the holders of shares of Common Stock will be voted for the election as directors of the eight (8) nominees named below as Common Stock nominees to serve until the next annual meeting of stockholders and until a successor in office shall be duly elected and qualified, and each proxy received from the holders of shares of Series B Preferred Stock will be voted for the election as directors of the two (2) nominees named below as Series B Preferred Stock nominees to serve until the next annual meeting of stockholders and until a successor in office shall be duly elected and qualified. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept his nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors.

Vote Required for Approval

         The ten (10) directors (including those proposed to be elected by the holders of the Series B Preferred Stock) are required to be elected by a plurality of the votes cast as to the subject board seat. Votes may be cast in favor of or withheld for any or all of the appropriate nominees. Unless otherwise instructed by a record holder submitting a proxy, the persons named in a proxy will vote the shares represented thereby for the election of all such appropriate nominees. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect on the outcome of the election of directors.

         The Board of Directors unanimously recommends a vote FOR each of the nominees listed below.

         The following persons have been nominated for election as directors:


           NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS BY HOLDERS
                         OF THE COMPANY'S COMMON STOCK

                 Name                                          Description
                 ----                                          -----------
David J. Carman(1)                       David J. Carman, age 44, served as President and Chief
                                         Operating Officer of the Company's Quantum
                                         International Ltd. ("Quantum") subsidiary since joining
                                         the Company in December 1991 until April 1995, has been
                                         President and Chief Executive Officer of Quantum since
                                         April 1995, and has been Executive Vice President of
                                         the Company since September 1994.  From June 1991 to
                                         August 1994 Mr. Carman served as Vice President of the
                                         Company.  From October 1989 to June 1991 Mr. Carman had
                                         been Vice President in charge of European, Central
                                         Pacific, Australian and New Zealand operations of The
                                         Franklin Mint.  Between 1986 and 1989, he had been
                                         President of various international subsidiaries of The
                                         Franklin Mint.  Prior to that time, Mr. Carman held a
                                         Teaching Fellowship at an Australian university and was
                                         President of his own strategic consulting company.  He
                                         has served as a Director of the Company since April
                                         1993.

Constantinos I. Costalas(1)              Constantinos I. Costalas, age 59, has been the Vice
                                         Chairman of the Company since September 1994.  Until
                                         February 11, 1994, he served as Chairman of the Board,
                                         President and Chief Executive Officer of Glendale
                                         Bancorporation and as Chairman of the Board, President
                                         and Chief Executive Officer of Glendale National Bank
                                         of New Jersey, which positions were held since 1985 and
                                         1976, respectively.  He has served as a Director of the
                                         Company since May 1993.

                                      -4-

Albert R. Dowden                         Albert R. Dowden, age 53, has served as a Director,
                                         President and Chief Executive Officer of Volvo North
                                         America Corporation and Senior Vice President of AB
                                         Volvo since January 1991.  Prior to such time, he
                                         served in various other positions with Volvo North
                                         America Corporation since 1974, most recently as
                                         Executive Vice President and Deputy to the President
                                         and Chief Executive Officer from June 1989 to January
                                         1991.  Mr. Dowden also serves on the Board of Directors
                                         of the National Association of Manufacturers, the
                                         Association of International Automobile Manufacturers
                                         (as Chairman), the Business Committee for the Arts, the
                                         Center for International Leadership, the Madison Square
                                         Boys & Girls Club, the United Way of New York City, the
                                         Cortland Trust, the American Scandinavian Foundation
                                         (as Chairman), the American Intercultural Student
                                         Exchange, the American Institute for Public Service and
                                         the Swedish American Chamber of Commerce.  Mr. Dowden
                                         is not currently a Director of the Company.

Michael J. Emmi(2)                       Michael J. Emmi, age 53, has served as Chairman of the
                                         Board, Chief Executive Officer and President of Systems
                                         & Computer Technology Corporation, a provider of
                                         computer software and services, since May 1985.  Mr.
                                         Emmi is also a Director of CompuCom Systems, Inc.,
                                         Crusader Savings and Loan Association, and The Franklin
                                         Institute and is the Chairman of the Pennsylvania
                                         Chapter of the American Electronics Association.  Prior
                                         to such time, Mr. Emmi held various positions with
                                         General Electric Information Services Company (GEISCO),
                                         a unit of General Electric Company and other
                                         subsidiaries of General Electric Company, most recently
                                         as Senior Vice President, Marketing and U.S. Sales of
                                         GEISCO, from February 1982 to May 1985.  He has served
                                         as a Director of the Company since April 1995.

                                      -5-

Frederick S. Hammer(1)(2)(3)(4)          Frederick S. Hammer, age 59, has been Vice Chairman of
                                         Tri-Arc Financial Services, Inc., a provider of
                                         specialized insurance products to the financial
                                         services industry, since June 1994.  From February 1993
                                         to June 1994, Mr. Hammer was Chairman of Mutual of
                                         America Capital Management Corporation.  From 1989
                                         until 1993, Mr. Hammer was President of the SEI Asset
                                         Management Group in Wayne, Pennsylvania.  From 1989
                                         until 1991, Mr. Hammer was Mazur Fellow at the Wharton
                                         School of the University of Pennsylvania.  Mr. Hammer
                                         presently serves on the Board of Directors of Alco
                                         Standard Corporation and was previously a director of
                                         Meritor Savings Bank.  He has served as a Director of
                                         the Company since October 1994.

Mark P. Hershhorn(1)                     Mark P. Hershhorn, age 45, has served as President of
                                         the Company since August 1994, has been Chief Executive
                                         Officer of the Company and Chairman of Quantum since
                                         April 1995 and served as Chief Operating Officer of the
                                         Company from August 1994 until April 1995.  From June
                                         1993 to August 1994, Mr. Hershhorn served as President
                                         and Chief Operating Officer of Buckeye Communications,
                                         Inc.  From December 1991 to April 1993 Mr. Hershhorn
                                         was President and Chief Operating Officer of the
                                         Company.  From April 1990 until December 1991, Mr.
                                         Hershhorn was Senior Vice President of Food Operations
                                         and Joint Ventures for Nutri/System, Inc.  Prior to
                                         assuming the position with Nutri/System, Inc., he acted
                                         as a consultant for J. Crew, Inc. from January through
                                         April 1990.  From 1985 to January 1990, Mr. Hershhorn
                                         was an executive with The Franklin Mint in
                                         Philadelphia, Pennsylvania, serving as Vice President
                                         and Chief Financial Officer, as well as a Director.  He
                                         has served as a Director of the Company since September
                                         1994.

                                      -6-

Brian McAdams(1)                         Brian McAdams, age 53, has served as Chairman of the
                                         Board of the Company since September 1994 and was Chief
                                         Executive Officer of the Company from September 1994 to
                                         April 1995.  Mr. McAdams has served as President, Chief
                                         Executive Officer and a Director of McAdams, Richard &
                                         Ong, Inc., an advertising and marketing company, since
                                         1976.  He is also a Director of Crusader Savings and
                                         Loan Association.  He has served as a Director of the
                                         Company since June 1990.

Jon W. Yoskin II(2)(3)                   Jon W. Yoskin II, age 55, has served as Chairman, Chief
                                         Executive Officer and a Director of Tri-Arc Financial
                                         Services, Inc., a provider of specialized insurance
                                         products to the financial services industry since
                                         1986.  Prior to that time, he worked in the insurance
                                         and banking industries with companies such as Meritor,
                                         TransAtlantic Life Insurance Assurance Company and
                                         Royal Oak Insurance Company.  Mr. Yoskin has served as
                                         a Director of the Company since June 1994.


(1)      Member of the Executive Committee.
(2)      Member of the Audit Committee.
(3)      Member of the Compensation Committee.
(4)      Member of the Nominating Committee.

           NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS BY HOLDERS
                   OF THE COMPANY'S SERIES B PREFERRED STOCK

                 Name                                          Description
                 ----                                          -----------
Charles L. Andes(1)                      Charles L. Andes, age 64, has served as Chief Executive
                                         Officer of Interactive Marketing Ventures since January
                                         1995 and as Chief Executive Officer and President of
                                         the Eastern Technology Council, an affiliation of
                                         industry leaders in technology fields who collaborate
                                         and cooperate on a broad range of technology related
                                         matters, since 1991.  From 1986 until 1991, Mr. Andes
                                         was President and Chief Executive Officer of The
                                         Franklin Institute in Philadelphia, a world-renowned
                                         science museum and research center.  From 1973 until
                                         1985, Mr. Andes was Chairman of The Franklin Mint.  Mr.
                                         Andes is a Director of Information Systems Acquisition
                                         Corporation and First Fidelity Bank, N.A., Chairman of
                                         the Pennsylvania Academy of the Fine Arts and is Vice
                                         Chairman of the Pennsylvania Intergovernmental
                                         Corporation Authority, a board created by the
                                         Commonwealth of Pennsylvania to oversee the operating
                                         and capital budgets of the City of Philadelphia.  He
                                         has served as a Director of the Company since October
                                         1994.

Ira M. Lubert(2)                         Ira M. Lubert, age 45, has served as Managing Director
                                         of Radnor Venture Management Company and of Technology
                                         Leaders Management, Inc., both of which are venture
                                         capital management companies, since 1988.  Mr Lubert is
                                         a Director of CompuCom Systems, Inc.  He has served as
                                         Director of the Company since December 1994.

(1)      Member of the Nominating Committee.
(2)      Member of the Audit Committee.


         Holders of a majority of the Series B Preferred Stock have the right to designate to the Company's Nominating Committee the two (2) nominees for election as directors by the holders of Series B Preferred Stock.

Meetings of the Board of Directors and its Committees

         During the fiscal year ended March 31, 1995, there were eighteen (18) meetings of the full Board of Directors. All nominees attended at least 75% of the meetings held during their terms as directors. The Company's Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. Each committee met at least once during the fiscal year ended March 31, 1995. All committee members attended at least 75% of all committee meetings held during their terms as members of such committee.

         Audit Committee. The Audit Committee is currently composed of three (3) non-employee directors. The current members of the Audit Committee are Messrs. Emmi, Hammer and Yoskin. This committee meets with the Company's independent public accountants to review the scope and results of auditing procedures and the Company's accounting procedures and controls. The Audit Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee met thirteen (13) times during the fiscal year ended March 31, 1995.

         Executive Committee. The Executive Committee is currently composed of five (5) directors. The current members of the Executive Committee are Messrs. McAdams, Costalas, Hershhorn, Carman and Hammer. The Executive Committee met three (3) times during the fiscal year ended March 31, 1995.

         Compensation Committee. The Compensation Committee is composed of three
(3) non-employee directors. The current members of the Compensation Committee are Messrs. Yoskin, Lubert and Hammer. The Compensation Committee is responsible for determining and reviewing the compensation of the officers of the Company, including the CEO. The Compensation Committee determines and reviews executive bonus plan targets and allocations and administers the terms and provisions of the Company's stock option plan. The Compensation Committee met seven (7) times during the fiscal year ended March 31, 1995.

         Nominating Committee. On November 30, 1994, the Board of Directors appointed a Nominating Committee composed of two (2) non-employee directors. The current members of the Nominating Committee are Messrs. Hammer and Andes. The Nominating Committee is responsible for reviewing candidates and recommending to the Board nominees for membership on the Board of Directors. The holders of a majority of the Series B Preferred Stock have the right to designate to the Nominating Committee the two (2) nominees for election as directors by the holders of Series B Preferred Stock. The Nominating Committee met one (1) time during the fiscal year ended March 31, 1995.

                        SECURITY OWNERSHIP OF MANAGEMENT

         On June 1, 1995, there were outstanding and entitled to vote approximately 14,241,332 shares of Common Stock and 255,796 shares of Series B Preferred Shares (each of which is entitled to ten (10) votes on all non-election matters expected to be presented to the Company's stockholders at the Meeting). The following table sets forth certain information at June 1, 1995 with respect to the beneficial ownership of shares of Common Stock by (i) each director/nominee, (ii) each executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Except for David J. Carman, the address for each such person is 1700 Walnut Street, Philadelphia, Pennsylvania 19103. Mr. Carman's address is C1-21 Soho Square, London, United Kingdom, WIV5FD.

                        Number of Issued and Outstanding
                             Shares of Stock Owned

                                                                               Total Number
                                                                               of Shares of
                                                                               Common Stock
                                      Common          Series B Preferred       Beneficially          Percent of
           Name(1)                   Stock(2)                Stock              Owned(3)(4)          Class(5)(6)
           -------                   --------                -----              -----------          -----------
Charles L. Andes                        0                    1,250                12,500                  *
David J. Carman                      331,900                 2,500                356,900               2.5%
Constantinos I. Costalas              25,000                   0                  25,000                  *
Albert R. Dowden                        0                      0                     0                    0
Michael J. Emmi                       2,000                    0                   2,000                  *
Frederick S. Hammer                   25,000                 2,500                50,000                  *
Mark P. Hershhorn                    150,000                 5,000                200,000               1.4%
James A. Jernigan                    146,803                   0                  146,803               1.0%
Ira M. Lubert(7)                        0                    1,250                12,500                  *
Brian McAdams                         31,050                   0                  31,050                  *
John J. Sullivan                     108,599                 1,875                127,349                 *
John W. Yoskin, II                    27,000                 3,546                62,460                  *
All executive officers and           847,352                17,921               1,026,562              6.8%
directors as a group (12
persons)(7) (8)

- --------------------------
*Less than one percent.
(1) To the Company's knowledge, each Director and Executive Officer listed above has sole voting and investment power (with his spouse, in certain circumstances) with respect to all shares indicated as beneficially owned by such Director or Executive Officer.

(2) Includes shares which may be acquired upon the exercise of immediately exercisable outstanding stock options in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as follows: Mr. Carman, 200,000; Mr. Costalas, 25,000; Mr. Hershhorn 150,000; Mr. Jernigan, 146,666; Mr. McAdams, 30,000; Mr. Sullivan, 33,334; Mr. Yoskin, 25,000;
         Mr. Hammer, 25,000 and all executive officers and directors as a group, 635,000.
(3) In accordance with Rule 13d-3, includes shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
(4) In accordance with Rule 13d-3, does not include Private Placement Warrants (as defined below - See "Certain Relationships and Related Transactions - Private Placement") which are not presently exercisable.
(5)      All percentages are rounded to the nearest tenth of a percent.
(6) Based on 14,241,332 shares outstanding as of June 1, 1995 as determined in accordance with Rule 13d-3.
(7) Does not include the Holder Warrants (as defined below) to be granted in the event the stockholders approve the matters contained in Proposal III.
(8) Does not include Mr. Turchi who is named in the Summary Compensation Table below but who is no longer an officer of the Company.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information at June 1, 1995 with respect to each person, other than as set forth above, known by the Company to beneficially own more than 5% of the Common Stock as determined in accordance with Rule 13d-3. Certain of the information set forth below is derived, without independent investigation on the part of the Company, from filings made by such persons on Form 13D and Form 13F pursuant to Rule 13d-3.

                        Number of Issued and Outstanding
                                  Stock Owned

                                                                               Total Number
                                                                               of Shares of
                                                            Series B           Common Stock
                                        Common              Preferred          Beneficially          Percent of
            Name(1)                    Stock(2)               Stock             Owned(3)(4)          Class(5)(6)
            -------                    --------               -----             -----------          -----------
John J. Turchi, Jr.                    1,543,265                0                1,543,265              10.8%
1700 Walnut Street
Philadelphia, PA 19103

ValueVision                            1,152,000                0                1,152,000              8.1%
International, Inc.(7)(8)
6740 Shady Oak Road
Minneapolis, Minn. 55344

McCullough, Andrews &                  1,419,300                0                1,419,300              10.0%
Cappiello, Inc. (9)
101 California Street
Suite 4250
San Francisco, CA 94111

                                      -11-

Safeguard Group(10)(11)                    0                 88,750               887,500               5.9%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087

  (a) Safeguard Scientifics,                                 50,000               500,000               3.4%
      Inc.(11)(12)

  (b) Technology Leaders                                     25,000               250,000               1.7%
       II Management
       L.P.(11)(13)

  (c) Warren V. Musser                                        5,000               50,000                  *

  (d) Robert Keith                                            2,500               25,000                  *

  (e) Ira M. Lubert(11)                                       1,250               12,500                  *

  (f) Gary Anderson                                           1,250               12,500                  *

  (g) Charles Andes                                           1,250               12,500                  *

  (h) Jean Tempel                                             2,500               25,000                  *

- ----------------
* Less than 1%

(1) To the Company's knowledge, except as otherwise indicated in the footnotes to this table, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by such person.
(2) In accordance with Rule 13d-3, includes 825,000 shares which may be acquired by Mr. Turchi upon the exercise of immediately exercisable outstanding stock options.
(3) In accordance with Rule 13d-3, includes shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
(4) In accordance with Rule 13d-3, does not include Private Placement Warrants (as defined below - See "Certain Relationships and Related Transactions - Private Placement") which are not presently exercisable.
(5)      All percentages are rounded to the nearest tenth of a percent.
(6) Based on 14,241,332 shares outstanding as of June 1, 1995 as determined in accordance with Rule 13d-3.
(7) Based on information contained in a Schedule 13D dated January 13, 1994, as amended.
(8) Does not include the ValueVision Warrants (as defined below) to be granted in the event the Company's stockholders approve the matters contained in Proposal II.
(9)      Based on information contained in a Form 13F dated May 1, 1995.
(10) Based on information contained in Schedules 13D filed by each member of the Safeguard Group on or about December 29, 1994.
(11) Does not include the Holder Warrants to be granted in the event the Company's stockholders approve the matters contained in Proposal III.
(12) All shares listed as beneficially owned by Safeguard Scientifics, Inc. ("SSI") are held in the name of Safeguard Scientifics (Delaware), Inc. ("SSD"). SSD is a wholly owned subsidiary of SSI. SSI and SSD each have shared voting and investment power with respect to such shares.
(13) All shares listed as beneficially owned by Technology Leaders II Management L.P. ("TLM") are held in the name of Technology Leaders II L.P. and Technology Leaders II Offshore C.V. TLM as the general partner of each of such entities has sole voting and investment power with respect to such shares.

                       EXECUTIVE OFFICERS OF THE COMPANY

         Biographical information for James A. Jernigan and John J. Sullivan is set forth below. Biographical information for David J. Carman, Constantinos I. Costalas, Mark P. Hershhorn and Brian McAdams is set forth above under the caption "ELECTION OF DIRECTORS."

         James A. Jernigan, age 52, has served as Executive Vice President of the Company and Chief Operating Officer for North American Operations since September 1994. From June 1994 until September 1994, he served as Senior Vice President and Chief Operating Officer of the Company. From January 1992 until June 1994, Mr. Jernigan was Vice President, Manufacturing, Sourcing and Distribution of the Company. He was Vice President of Sourcing and International Operations at The Franklin Mint from December 1987 to January 1992.

         John J. Sullivan, age 47, has served as Senior Vice President, Administration, Planning and Investor Relations of the Company since April 1995 and as Vice President, Treasurer and Chief Financial Officer of the Company from September 1991 to April 1995. From 1989 to September 1991, Mr. Sullivan was Chief Financial Officer of Gold Medal Sporting Goods. Prior to that time, Mr. Sullivan was employed by The Franklin Mint for more than 18 years in various capacities, most recently as Corporate Controller.

         The term of office for each of the Company's executive officers expires on the date of the organizational meeting of the Board of Directors, to be held immediately following the Meeting, at which time the Board of Directors intends to reelect each officer.

                                  PROPOSAL II

                  APPROVAL OF THE TELEMARKETING AGREEMENT AND,
              IN CONNECTION THEREWITH, THE ISSUANCE TO VALUEVISION
             OF WARRANTS TO PURCHASE 500,000 SHARES OF COMMON STOCK

The Proposal

         At the Meeting, the stockholders will be presented with a proposal to approve that certain Telemarketing, Production and Post-Production Agreement, dated April 13, 1995, by and between the Company and ValueVision (the "Telemarketing Agreement"), and, in connection therewith, the issuance to ValueVision of warrants to purchase 500,000 shares of Common Stock (the "ValueVision Warrants"). A copy of the Telemarketing Agreement is attached as
Exhibit 10.2 to the Company's Current Report on Form 8-K, dated April 13, 1995.


General

         On April 13, 1995, the Company entered into a Settlement Agreement by and among the Company, ValueVision, John J. Turchi, Jr., Robert A. Johander and Mark A. Payne (the "Settlement Agreement") pursuant to which the parties agreed to dismiss with prejudice all claims and counterclaims which they have in a pending civil action in the United States District Court of the Eastern District of Pennsylvania entitled National Media Corporation, et al. v. Value Vision International, Inc., et al., Civil Action No. 94-CV-2500 (the "ValueVision Litigation"). A copy of the Settlement Agreement is attached as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated April 13, 1995. In connection with the Settlement Agreement, the Company and ValueVision entered into the Telemarketing Agreement, which provides, among other things, that, as part of the consideration to be received by ValueVision in exchange for their services under the Telemarketing Agreement, the Company will issue to ValueVision the ValueVision Warrants.

         Pursuant to the rules of the New York Stock Exchange (the "NYSE"), the Company is required to obtain stockholder approval if the Company proposes to acquire tangible or intangible assets from a "substantial security holder" of the Company and, in connection with such transaction, the Company proposes to issue to such substantial security holder shares of Common Stock or securities convertible into Common Stock which exceed an amount equal to one percent (1%) of the outstanding shares of voting stock of the Company prior to issuance. Any holder of aggregate interests which represent five percent (5%) or more of the outstanding shares of a company's common stock or other voting securities is generally considered by the NYSE to be a "substantial security holder."

         As of June 1, 1995, the Company had approximately 14,241,332 shares of Common Stock outstanding, of which ValueVision owned 1,152,000 shares (or approximately 8.1% of the issued and outstanding shares of Common Stock). Therefore, pursuant to NYSE rules, because (i) ValueVision is a "substantial security holder" of the Company, (ii) the shares of Common Stock issuable upon exercise of the ValueVision Warrants represent an amount in excess of one percent (1%) of the Company's outstanding shares of voting stock, and (iii) the Value Vision Warrants are being issued in consideration of the entering into of the Telemarketing Agreement (and in connection with the Settlement Agreement pursuant to which ValueVision is releasing its claims against the Company), stockholder approval is required in connection with the issuance of the ValueVision Warrants. Additionally, the approval by the Company's stockholders of the Telemarketing Agreement and the issuance of the ValueVision Warrants is a condition precedent to the effectiveness of each of the Settlement Agreement and Telemarketing Agreement.

         Also, in connection with the Settlement Agreement (i) the Company and ValueVision entered into a Joint Venture Agreement, pursuant to which the Company and ValueVision are required, subject to certain exceptions, to negotiate in good faith with each other to form a joint venture to pursue home shopping opportunities outside of the United States and Canada prior to pursuing such opportunities by itself or with certain third parties, and (ii) the Company entered into a letter agreement with John J. Turchi, a significant stockholder of the Company and its former Chairman and former Chief Executive Officer and Mergren Associates, an affiliate of Mr. Turchi. For a description of such letter agreement, see "Certain Relationships and Related Transactions-Lease of Office Space."

         The issuance of shares of Common Stock upon exercise of all or any part of the ValueVision Warrants will have the effect of diluting the percentage ownership of the Company currently owned by the Company's security holders. To the extent that the book value per share of Common Stock is greater than $8.865 as of the time ValueVision exercises the ValueVision Warrants, the Company's then existing security holders will suffer a dilution to the book value of the Common Stock held.


Terms of the Telemarketing Agreement

         Pursuant to the Telemarketing Agreement, ValueVision is obligated to provide to the Company, for a thirty-seven (37) month period beginning on the effective date of the Telemarketing Agreement (the "Term"), telephone call-taking services (the "Telemarketing Services") for inbound telephone calls generated by the Company. Such services are to be provided at such times as may be mutually agreed upon by ValueVision and the Company based upon ValueVision's capacity as it may exist from time to time, provided, however, that ValueVision is obligated to make available to the Company sufficient capacity to provide to the Company telephone call-taking services for a minimum of 1,000,000 inbound telephone calls (at a rate not to exceed 100,000 inbound telephone calls in any month) during the first thirteen months of the Term and during each twelve month period thereafter during the Term. The rates payable to ValueVision by the Company for the Telemarketing Services are based upon the number and length of telephone calls and are below the rates currently being paid by the Company for similar services.

         The Telemarketing Agreement will become effective upon the later to occur (i) of the date the Company's stockholders approve the Telemarketing Agreement (the "Stockholder Approval Date") and (ii) the date ValueVision performs Telemarketing Services during any thirty consecutive day period for the lesser of three thousand in-bound telephone calls and the number of calls that the Company directs to ValueVision during such period (the "Certification Date"). In the event the Company's stockholders do not approve the matters contained in this Proposal II on or prior to August 31, 1995, either the Company or ValueVision may terminate the Telemarketing Agreement. Upon such a termination, the Settlement Agreement would become null and void. To the extent that the Settlement Agreement were to become null and void, there can be no assurance regarding the outcome of the litigation which the Settlement Agreement addresses. In the event the Certification Date has not occurred by the sixtieth day following the Stockholder Approval Date, the Company may terminate the Telemarketing Agreement. Upon such a termination, the Company would be entitled to receive liquidated damages in the amount of $3,000,000. The Company would also be entitled to liquidated damages of a lesser amount for certain other material breaches by ValueVision during the term of the Telemarketing Agreement.

         The Telemarketing Agreement provides that ValueVision will make available for use by the Company its production studios, equipment and employees for taping, editing, sound recording and graphic design in connection with the creation of program-length video infomercials and short spot video advertisements. Additionally, ValueVision will provide the Company with certain post-production editing services and a master videotape of certain programs in a format capable of being broadcast. In exchange for such services, the Company shall pay to ValueVision an amount equal to its costs and expenses in providing such services and an hourly rate equal to fifty percent (50%) of the estimated gross fair market value of such services.

Terms of the ValueVision Warrants

         As additional consideration for the services to be provided by ValueVision under the Telemarketing Agreement, the Company will grant to ValueVision, on the effective date of the Telemarketing Agreement (the "Effective Date"), the ValueVision Warrants. The form of ValueVision Warrant is attached as Exhibit B to the Telemarketing Agreement. The ValueVision Warrants permit ValueVision to purchase up to 500,000 shares of Common Stock at a price of $8.865 per share. The ValueVision Warrants vest with respect to 166,667 shares of Common Stock on each of the thirteen month and two year anniversaries of the Effective Date and 166,666 shares of Common Stock on the three year anniversary of the Effective Date, provided ValueVision satisfies certain performance conditions as more fully set forth in the ValueVision Warrants. The ValueVision Warrants expire on the tenth anniversary of the Effective Date. Additionally, in the event of the termination of the Telemarketing Agreement as a result of certain material breaches of the Telemarketing Agreement by ValueVision, all ValueVision Warrants which are not then vested shall automatically expire. Prior to the termination of the Telemarketing Agreement, the ValueVision Warrants are only transferable with the prior written consent of the Company. The Company has granted ValueVision certain registration rights with respect to the shares of Common Stock issuable upon exercise of the ValueVision Warrants, as more fully set forth in the ValueVision Warrants.

         The number of shares of Common Stock issuable upon exercise of the ValueVision Warrants and the exercise price thereof will be adjusted in the event the Company (i) takes a record of the holders of Common Stock for purposes of entitling them to receive a dividend or distribution payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock into a larger number of shares or (iii) combines the outstanding shares of Common Stock into a smaller number of shares. Additionally, if the Company (i) issues or sells Common Stock or options, warrants or other securities or rights convertible or exercisable into shares of Common Stock for consideration per share less than the current market price of the Common Stock on the date of issuance thereof or (ii) fixes a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock or options, warrants or other securities convertible or exercisable into shares of Common Stock at a price per share less than the then current market price of Common Stock, the exercise price of the ValueVision Warrants will be adjusted.


Vote Required for Approval

         A quorum for the purpose of acting on this Proposal requires the presence, in person or represented by proxy, of the holders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on such matter at the Meeting. The approval of this Proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting for its approval. Abstentions may be specified on the proxy, and will be considered present at the Meeting, but will not be counted as affirmative votes. Broker non-votes will not be considered present at the Meeting and, therefore, will not be voted or have any effect on the proposal.

         The Board of Directors has determined that the execution and delivery of the Telemarketing Agreement and, in connection therewith, the issuance of the ValueVision Warrants, is beneficial to the Company and, therefore, recommends a vote FOR this proposal.

                                  PROPOSAL III

                APPROVAL OF THE ISSUANCE OF WARRANTS TO PURCHASE
                 AN AGGREGATE OF 500,000 SHARES OF COMMON STOCK
               AT A PRICE OF $10.00 PER SHARE TO CERTAIN PERSONS
               WHO WERE HOLDERS OF CERTAIN OF THE COMPANY'S DEBT

The Proposal

         At the Meeting, the stockholders will be presented with a proposal to approve the issuance of warrants to purchase an aggregate of 500,000 shares of Common Stock at a price of $10.00 per share to certain persons who were holders of certain of the Company's debt.

General

         Pursuant to the terms of that certain Note and Warrant Purchase Agreement dated as of October 19, 1994, by and between the Company, certain subsidiaries of the Company and Safeguard Scientifics (Delaware), Inc. ("Safeguard"), the prior consent of the holders (the "Holders") of the notes in the aggregate principal amount of $5,000,000 sold thereunder (the "Notes") is required in the event that the Company proposes to issue securities exercisable into shares of Common Stock for consideration other than cash. Because the ValueVision Warrants are to be issued in consideration of the provision by ValueVision to the Company of certain services, rather than cash, the consent of the Holders is required prior to the issuance of the ValueVision Warrants.

         In connection with the negotiation of the Telemarketing Agreement, the Company approached the Holders in order to obtain the required consent. The Holders agreed that they would grant the required consent if the Company agreed to issue to the Holders the Holder Warrants. The Company's obligation to issue the Holder Warrants is conditioned upon receipt of the approval of the Company's stockholders of the matters contained in this Proposal III and the issuance of the ValueVision Warrants pursuant to Proposal II. Ira M. Lubert, a Director of the Company, will receive Holder Warrants to purchase 50,000 shares of Common Stock, if they are approved pursuant to this Proposal III.

         Subsequent to the grant of the consent by the Holders, all outstanding Notes were transferred by the Holders to Meridian Bank and certain of the Holders became limited guarantors of the Notes now held by Meridian Bank. The Company is not required to obtain the consent of Meridian Bank in connection with the issuance of either the ValueVision Warrants or the Holder Warrants.

         The Holders, at the time of the grant of consent, and the number of shares of Common Stock issuable upon exercise of Holder Warrants to be issued to each Holder is set forth below:

                                                 NUMBER OF SHARES OF
                                                COMMON STOCK ISSUABLE
                                                  UPON EXERCISE OF
                  HOLDER                          HOLDER WARRANTS
                  ------                          ---------------

Safeguard Scientifics (Delaware), Inc.               300,000

Technology Leaders II L.P.                            39,000

Technology Leaders II Offshore C.V.                   61,000

Ira M. Lubert                                         50,000

Gary Erlbaum                                          22,500

Steven Erlbaum                                        12,500

Michael Erlbaum                                        5,000

Morris Saffer Holdings                                10,000


         Pursuant to the NYSE rule described under "Proposal II - General" above, because (i) the Holders, as a group, are a "substantial security holder" of the Company (as defined in the NYSE rules), (ii) the Holder Warrants are convertible into more than one percent (1%) of the Company's outstanding voting securities, and (iii) the Holder Warrants are being issued in consideration of the grant by the Holders of their consent to the issuance of the ValueVision Warrants, the issuance of the Holder Warrants requires the approval of the Company's stockholders.

         The issuance of shares of Common Stock upon exercise of all or any part of the Holder Warrants will have the effect of diluting the percentage ownership of the Company currently owned by the Company's security holders. To the extent that the book value per share of Common Stock is greater than $10.00 as of the time Holder Warrants are exercised, the Company's existing security holders will suffer a dilution to the book value of the Common Stock held.

Terms of the Holder Warrants

         The Holder Warrants may be exercised in whole or part by delivery of the exercise price of $10.00 per share (or by forgiveness of an equivalent amount owing under the Notes). The Holder Warrants expire on that date which is twelve (12) months after the earlier of the date on which (i) the Notes are satisfied or (ii) the Holders are no longer holders or guarantors of the Notes. The Holder Warrants provide that the number of shares of Common Stock issuable upon exercise thereof and the exercise price shall be adjusted in the event of any stock split, subdivision or recapitalization of the Common Stock. Additionally, Holders have certain registration rights with respect to the shares of Common Stock issuable upon exercisability of the Holder Warrants.

Vote Required for Approval

         A quorum for the purpose of acting on this Proposal requires the presence, in person or represented by proxy, of the holders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Meeting. The approval of this Proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting for its approval. Abstentions may be specified on the proxy, and will be considered present at the Meeting, but will not be counted as affirmative votes. Broker non-votes will not be considered present at the Meeting and, therefore, will not be voted or have any effect on the proposal.

         The Board of Directors has determined that the issuance of the Holder Warrants is beneficial to the Company and, therefore, recommends a vote FOR this proposal.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation received by (i) Brian McAdams, the current Chairman of the Board of Directors and the Chief Executive Officer of the Company from September 1994 until April 1995, (ii)
John J. Turchi, Jr., the Chief Executive Officer of the Company until September 1994, and (iii) the other four most highly compensated executive officers of the Company during the fiscal year ended March 31, 1995 for each of the fiscal years ended March 31, 1993, 1994 and 1995.

                           Summary Compensation Table

                                                                                       Long Term
                                                   Annual Compensation                Compensation
                                                   -------------------                ------------
                                                                          Other
                                                                          Annual        Securities     All Other
          Name and             Fiscal                                     Compen-       Underlying      Compen-
     Principal Position         Year      Salary          Bonus(1)        sation         Options       sation(2)
     ------------------        ------     ------          --------        ------         -------       ---------
Brian McAdams(3)                1995     $ 74,748              0                0           90,000      $ 4,925
Chairman of the Board and       1994                                                         5,000
former Chief Executive          1993
Officer

John J. Turchi, Jr.(4)          1995     $300,000              0                0                0   $2,625,314
Former Chairman of the Board    1994     $600,000              0                0          900,000      $ 2,480
and Chief Executive Officer     1993     $457,867       $ 63,654                0          150,000      $ 6,493


Mark P. Hershhorn(5)            1995     $254,451              0                0          450,000      $ 4,626
President and Chief             1994     $361,700       $  6,731                0                0      $ 8,931
Executive Officer               1993     $115,224              0                0          250,000            0


David J. Carman(6)              1995     $350,000              0         $132,495(7)             0      $30,873
Executive Vice President of     1994     $324,801              0         $ 11,960(8)       300,000      $14,723
the Company and President       1993     $206,054       $ 29,731         $ 51,760(8)             0      $22,380
and Chief Executive Officer
of Quantum

James A. Jernigan               1995     $241,874              0                0          100,000      $   480
Executive Vice President        1994     $188,125              0                0            5,000      $ 2,390
and Chief Operating Officer     1993     $191,378       $ 22,558                0                0      $ 3,770
- - North American Operations

John J. Sullivan                1995     $185,640              0                0           50,000      $ 1,963
Senior Vice President,          1994     $180,133              0                0                0      $ 1,180
Administration, Planning        1993     $171,555       $ 25,115                0                0      $   712
and Investor Relations


(1) Bonuses have been listed in the year earned, portions of which were actually paid in the following fiscal year.
(2) Amounts for fiscal 1995 consist of (i) payments made to Mr. Turchi pursuant to a separation agreement between Mr. Turchi and the Company, see "Separation and Consulting Agreement - John J. Turchi, Jr.", (ii) the Company's contributions under a defined contribution retirement arrangement for Mr. Carman: $29,350, (iii) the Company's contribution under a 401(k) plan for: Mr. Hershhorn, $96; Mr. Turchi, $314, Mr. Jernigan, $480; and Mr. Sullivan, $423 and (iv) the Company's insurance premiums for supplemental life insurance for: Mr. Hershhorn, $4,530; Mr. McAdams, $4,925; Mr. Carman, $1,523; and Mr. Sullivan, $1,540. Amounts for fiscal 1994 consist of (i) the Company's insurance premium payments for supplemental life insurance for: Mr. Turchi, $2,030; Mr. Carman, $1,523; Mr. Jernigan, $1,940; and Mr. Sullivan, $1,180; (ii) the Company's contributions under its 401(k) plan for: Mr. Turchi, $450; and Mr. Jernigan, $450; and (iii) the Company's contributions under a defined contribution retirement arrangement for Mr. Carman, $13,200. Amounts for fiscal 1993 consist of (i) the Company's insurance premium payments for supplemental life insurance for: Mr. Turchi, $1,732; Mr. Carman, $1,022; and Mr. Jernigan, $1,672; (ii) the
         Company's contributions under its 401(k) plan for: Mr. Turchi, $4,761; Mr. Jernigan, $2,098; and Mr. Sullivan, $712; and (iii) the Company's contribution under a defined contribution retirement arrangement for Mr. Carman, $21,358.
(3) Mr. McAdams served as Chief Executive Officer from September 1994 until April 1995.
(4) Mr. Turchi resigned as Chairman of the Board and Chief Executive Officer of the Company effective as of September 12, 1994.
(5)      Mr. Hershhorn was appointed Chief Executive Officer in April 1995.
(6)      Includes compensation paid to Mr. Carman by Quantum.
(7) Represents an allowance for overseas housing. A portion of such allowance was paid retroactively to Mr. Carman.
(8)      Represents an allowance for overseas housing.

Employment Agreements

         David J. Carman

         In June 1993, the Company and its subsidiary, Quantum International Ltd. ("Quantum") entered into employment agreements with Mr. Carman. Pursuant to these agreements, Mr. Carman is employed as President and Chief Executive Officer of Quantum and as an Executive Vice President of the Company for a four-year term at an aggregate annual base salary of $350,000. The term of the agreements will be automatically extended for successive one-year periods unless terminated by either party upon 60 days' written notice prior to the end of any such year. Mr. Carman is also entitled to participate in the Company's Executive Bonus Plan. The Company has agreed to maintain $1,000,000 of insurance on the life of Mr. Carman, which is payable to beneficiaries designated by Mr. Carman. Pursuant to his employment agreement with the Company, Mr. Carman was granted options to purchase 300,000 shares of Common Stock under the Company's 1991 Stock Option Plan, as amended, at an exercise price of $5.625 per share which is equal to the market price on the date of grant. One-third of the options vested in June 1994 and one-third will vest in each of June 1995 and 1996, provided Mr. Carman is then employed by the Company.

         Either party may terminate the agreement upon 60 days' prior written notice. If Mr. Carman is terminated without Cause (as defined) or if Mr. Carman terminates the agreements on account of Good Reason (as defined), the Company will be required to (i) pay Mr. Carman, in installments, an amount equal to the base salary payable during the remainder of the term, and (ii) maintain his employee benefits for the greater of six (6) months or the remainder of the term. Cause is defined for purposes of Mr. Carman's employment agreement as well as for the other agreements described below, as a breach of the employment agreement, the commission of certain crimes and offenses, mental incompetence or drug or alcohol dependence. Good Reason is defined for purposes of Mr. Carman's employment agreement as well as for the other agreements described below, as an uncured failure of the Company to comply with the provisions of the employment agreement. The Company and Quantum have also agreed to indemnify Mr. Carman in his capacity as an officer and director of the Company and of Quantum to the maximum extent permitted by law and to make advances to Mr. Carman for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company or an undertaking by or on behalf of Mr. Carman to repay such amounts if its is ultimately determined that Mr. Carman is not entitled to such indemnification. The Company and Mr. Carman are in the process of finalizing an amendment to his employment agreement regarding the inclusion of a change of control provision, a housing allowance, a pension obligation and certain other matters. In connection with the private placement by the Company of the Series B Preferred Stock Units, Mr. Carman waived the change of control provisions of the employment agreement with respect to such transaction and to all prior actions.

         Constantinos I. Costalas

         As of November 30, 1994, the Company entered into an employment agreement with Mr. Costalas. Pursuant to the agreement, Mr. Costalas is to be employed as Vice-Chairman of the Company for a two-year term beginning December 1, 1994, at an annual base salary of $200,000. The term of the agreement will be automatically extended for successive two-year periods after the expiration of the initial term unless terminated by either party upon 6 months' written notice prior to the end of the then current two-year period. Mr. Costalas participates in the Company's 1995 Management Incentive Plan. The Company maintains $1,000,000 of insurance on the life of Mr. Costalas, which is payable to beneficiaries designated by Mr. Costalas, pays certain of Mr. Costalas's club dues and pays Mr. Costalas an automobile allowance. Mr. Costalas will also be reimbursed by the Company for all expenses reasonably incurred by him in the performance of his duties. Pursuant to this employment agreement, Mr. Costalas was granted options to purchase up to 60,000 shares of Common Stock at an exercise price of $4.625 which was equal to the market price on the date of grant. One-third of such options will vest on each of December 31, 1995, 1996 and 1997, provided Mr. Costalas is then an executive officer of the Company.

         The agreement provides that either party may terminate the agreement upon 60 days' prior written notice. If the Company terminates the agreement without Cause or if Mr. Costalas terminates the agreement on account of Good Reason, the Company will be required to (i) pay Mr. Costalas, in installments, an amount equal to the greater of one year's base salary or the base salary payable during the remainder of the term, and (ii) maintain his employees benefits for the greater of six (6) months or the remainder of the term. The agreement also provides that in the event of the termination of Mr. Costalas' employment upon the occurrence of a significant change in the beneficial ownership of the Company's Common Stock or a significant change in the composition of the Company's Board of Directors (a "Change of Control"), Mr. Costalas will be entitled to receive, within thirty (30) days of the Change of Control, a lump-sum payment in an amount equal to three years' base salary at the then current amount and a lump-sum payment of the annual bonuses to which Mr. Costalas would otherwise have been entitled through the remainder of the term. In addition, Mr. Costalas will be entitled to the continuation of certain allowances and benefits for the remainder of the term and the immediate vesting of all unvested stock options. Pursuant to the agreement, the Company has also agreed to indemnify Mr. Costalas in his capacity as an officer and director of the Company to the maximum extent permitted by law and to make advances to Mr. Costalas for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company or an undertaking by or on behalf of Mr. Costalas to repay such amounts if its is ultimately determined that Mr. Costalas is not entitled to such indemnification.

         Mark P. Hershhorn

         On August 26, 1994, the Company entered into an employment agreement with Mr. Hershhorn. Pursuant to the agreement, Mr. Hershhorn is to be employed as President of the Company for a four-year term at an annual base salary of $425,000. The term of the agreement will be automatically extended for successive one-year periods after the expiration of the initial term unless terminated by either party upon 60 days' written notice prior to the end of the then current year. Mr. Hershhorn also participates in the Company's Executive Bonus Plan. The Company maintains $2,000,000 of insurance on the life of Mr. Hershhorn which is payable to beneficiaries designated by Mr. Hershhorn and pays certain of Mr. Hershhorn's club dues and pays Mr. Hershhorn an automobile allowance. Mr. Hershhorn will also be reimbursed by the Company for all expenses reasonably incurred by him in the performance of his duties. Pursuant to this employment agreement, Mr. Hershhorn was granted options to purchase 450,000 shares of Common Stock at an exercise price of $3.50 which is equal to the market price on the date of grant. One-third of the options vested on the date of grant and one-third of the options will vest on each of the first and second anniversaries of the date of the employment agreement, provided Mr. Hershhorn is then employed by the Company.

          The agreement provides that either party may terminate the agreement upon 60 days' prior written notice. If the Company terminates the agreement without Cause or if Mr. Hershhorn terminates the agreement on account of Good Reason, the Company will be required to (i) pay Mr. Hershhorn, in installments, an amount equal to the greater of two years' base salary or the base salary payable during the remainder of the term, and (ii) maintain his employee benefits for the greater of six (6) months or the remainder of the term. The agreement also provides that, in the event of a Change of Control, Mr. Hershhorn will be entitled to receive, within thirty (30) days of the Change in Control, a lump-sum payment in an amount equal to the greater of two years' base salary or the base salary payable during the remainder of the term and a lump-sum payment of bonuses for the remainder of the term. In addition, Mr. Hershhorn will be entitled to the continuation of certain allowances and benefits for the remainder of the term; and the immediate vesting of all unvested Stock Options. Pursuant to the agreement, the Company has also agreed to indemnify Mr. Hershhorn in his capacity as an officer and director of the Company to the maximum extent permitted by law and to make advances to Mr. Hershhorn for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company or an undertaking by or on behalf of Mr. Hershhorn to repay such amounts if its is ultimately determined that Mr. Hershhorn is not entitled to such indemnification. In connection with the private placement by the Company of the Series B Preferred Stock Units, Mr. Hershhorn waived the Change of Control provisions of the employment agreement with respect to such transaction and to all prior actions.

         James J. Jernigan

         In June 1994, the Company entered into an employment agreement with Mr. Jernigan. Pursuant to this agreement, Mr. Jernigan is currently employed as Executive Vice President of the Company and Chief Operating Officer for North American Operations for a three-year term at an annual base salary of $250,000. Mr. Jernigan is entitled to participate in the Company's Executive Bonus Plan. The Company has agreed to maintain $1,000,000 of insurance on the life of Mr. Jernigan, which is payable to beneficiaries designated by Mr. Jernigan and to provide Mr. Jernigan with a monthly automobile allowance. Mr. Jernigan will also be reimbursed by the Company for all expenses reasonably incurred by him in the performance of his duties. Mr. Jernigan was granted options to purchase 100,000 shares of Common Stock at an exercise price of $4.875 per share which is equal to the market price on the date of grant.

         Either party may terminate the agreement upon 60 days' prior written notice. If the Company terminates the agreement without Cause or if Mr. Jernigan terminates the agreement on account of Good Reason, the Company will be required to (i) pay Mr. Jernigan, in installments, an amount equal to the lesser of the base salary for six months after termination or the base salary payable during the remainder of the term, and (ii) maintain his employee benefits for the lesser of six months or the remainder of the term. The agreement also provides that in the event of a Change of Control, Mr. Jernigan will be entitled to receive, within thirty (30) days of a Change of Control, a lump-sum payment in an amount equal to twelve (12) months' base salary and a lump sum equal to the last annual bonus received by Mr. Jernigan prior to a Change in Control. In addition, Mr. Jernigan will be entitled to the continuation of certain allowances and benefits for twelve (12) months and the immediate vesting of all unvested Options. The Company has also agreed to indemnify Mr. Jernigan in his capacity as an officer of the Company to the maximum extent permitted by law. In connection with the private placement by the Company of the Series B Preferred Stock Units, Mr. Jernigan waived the Change of Control provisions of the employment agreement with respect to such transaction and to all prior actions.

         Brian McAdams

         As of November 30, 1994, the Company entered into an employment agreement with Mr. McAdams. Pursuant to the agreement, Mr. McAdams is to be employed as Chairman of the Company for a two-year term beginning on January 1, 1995, at an annual base salary of $275,000. The term of the agreement will be automatically extended for successive two-year periods after the expiration of the initial term unless terminated by either party upon 6 months' written notice prior to the end of the then current two-year period. Mr. McAdams participates in the Company's 1995 Management Incentive Plan. The Company maintains $1,000,000 of insurance on the life of Mr. McAdams, which is payable to beneficiaries designated by Mr. McAdams, pays certain of Mr. McAdams's club dues and pays Mr. McAdams an automobile allowance. Mr. McAdams will also be reimbursed by the Company for all expenses reasonably incurred by him in the performance of his duties. Pursuant to this employment agreement, Mr. McAdams was granted options to purchase up to 90,000 shares of Common Stock at an exercise price of $4.625 which was equal to the market price on the date of grant. One-third of such options will vest on each of December 31, 1995, 1996 and 1997, provided Mr. McAdams is then an executive officer of the Company.

         The agreement provides that either party may terminate the agreement upon 60 days' prior written notice. If the Company terminates the agreement without Cause or if Mr. McAdams terminates the agreement on account of Good Reason, the Company will be required to (i) pay Mr. McAdams, in installments, an amount equal to the greater of one year's base salary or the base salary payable during the remainder of the term, and (ii) maintain his employees benefits for the greater of six (6) months or the remainder of the term. The agreement also provides that in the event of the termination of Mr. McAdams' employment upon the occurrence of a Change of Control, Mr. McAdams will be entitled to receive, within thirty (30) days of the Change of Control, a lump-sum payment in an amount equal to three years' base salary at the then current amount years' base salary and a lump-sum payment of the annual bonuses to which Mr. McAdams would otherwise be entitled through the remainder of the term. In addition, Mr. McAdams will be entitled to the continuation of certain allowances and benefits for the remainder of the term; and the immediate vesting of all unvested Stock Options. Pursuant to the agreement, the Company has also agreed to indemnify Mr. McAdams in his capacity as an officer and director of the Company to the maximum extent permitted by law and to make advances to Mr. McAdams for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company or an undertaking by or on behalf of Mr. McAdams to repay such amounts if its is ultimately determined that Mr. McAdams is not entitled to such indemnification.

         John J. Sullivan

         In June 1994, the Company entered into an employment agreement with Mr. Sullivan. Pursuant to this agreement, Mr. Sullivan is employed as Senior Vice President and Chief Financial and Accounting Officer of the Company for a three-year term at an annual base salary of $185,000. Mr. Sullivan is entitled to participate in the Company's Executive Bonus Plan. The Company has agreed to maintain $1,000,000 of insurance on the life of Mr. Sullivan, which is payable to beneficiaries designated by Mr. Sullivan and to provide Mr. Sullivan with a monthly automobile allowance. Mr. Sullivan will also be reimbursed by the Company for all expenses reasonably incurred by him the performance of his duties. Mr. Sullivan was granted options to purchase 50,000 shares of Common Stock at an exercise price of $4.875 per share which is equal to the market price on the date of grant. One-third of the options vested on each of the date of grant and the first and second anniversaries of the date of grant, provided Mr. Sullivan is then employed by the Company.

          Either party may terminate the agreement upon 60 days' prior written notice. If the Company terminates the agreement without Cause or if Mr. Sullivan terminates the agreement on account of Good Reason, the Company will be required to (i) pay Mr. Sullivan, in installments, an amount equal to the lesser of the base salary for six months after termination or the base salary payable during the remainder of the term, and (ii) maintain his employee benefits for the lesser of six (6) months or the remainder of the term. The agreement also provides that in the event of a Change of Control, Mr. Sullivan will be entitled to receive, within thirty (30) days of a Change of Control, a lump-sum payment in an amount equal to twelve (12) months base salary and a lump-sum payment equal to the last annual bonus received by Mr. Sullivan prior to a Change of Control. In addition, Mr. Sullivan will be entitled to the continuation of certain allowances and benefits for twelve (12) months and the immediate vesting of all unvested Stock Options. The Company has also agreed to indemnify Mr. Sullivan in his capacity as an officer of the Company to the maximum extent permitted by law. In connection with the private placement by the Company of the Series B Preferred Stock Units, Mr. Sullivan waived the Change of Control provisions of the employment agreement with respect to such transaction and to all prior actions.

Stock Options

         The following table sets forth certain information concerning options to purchase Common Stock of the Company made to the executive officers named in the Summary Compensation Table in the fiscal year ended March 31, 1995.

                       Option Grants in Last Fiscal Year

                                                     Individual Grants                        Potential Realized
                                   --------------------------------------------------          Value at Assumed
                                                                                               Annual Rates of
                                                                                                 Stock Price
                                                                                               Appreciation for
                                                                                                Option Term (1)
                                                  % of Total                                   -----------------
                                     Number of      Options
                                    Securities     Granted to
                                    Underlying     Employees
                                     Options       in Fiscal       Exercise     Expiration
              Name                   Granted         Year           Price          Date           5%           10%
              ----                   -------         ----           -----          ----           --           ---
Brian McAdams                          90,000          8.9%         $4.625        1/5/05       261,821       663,503
John J. Turchi, Jr.                         0             0              0             0             0             0
Mark P. Hershhorn                     450,000         44.3%         $3.500       8/25/99       434,700       962,325
David J. Carman                             0             0              0             0             0             0
James A. Jernigan                     100,000          9.9%         $4.875        6/1/04       306,638       777,075
John J. Sullivan                       50,000          4.9%         $4.875        6/1/04       153,319       388,538

- ------------------
(1) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise of the subsequent sale of the underlying stock. The actual value, if any, an optionholder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the optionholder's continued employment through the vesting period. The actual value to be reached by the optionholder may be greater or less than the values estimated in this table.

                  The following table sets forth certain information concerning the exercise in the fiscal year ended March 31, 1995 of options to purchase Common Stock of the Company by the executive officers named in the Summary Compensation Table and the unexercised options to purchase Common Stock of the Company held by such individuals at March 31, 1995. Year-end values are based upon the closing market price of a share of the Company's Common Stock on March 31, 1995 of $7.75.



                Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values

                                                            Number of Securities
                                                           Underlying Unexercised           Value of Unexercised
                                                                 Option at                   In-the-Money Options
                                                                 FY-End (#)                    at FY-End ($)(1)
                                                           --------------------------     ----------------------------
                            Shares
                         Acquired on        Value
         Name              Exercise     Realized (1)       Exercisable   Unexercisable     Exercisable    Unexercisable
         ----              --------     ------------       -----------   -------------     -----------    -------------
Brian McAdams                 0               0                30,000         90,000         156,250         281,250
John J. Turchi, Jr.           0               0               825,000           0          1,832,813            0
Mark P. Hershhorn             0               0               150,000        300,000         637,500       1,275,000
David J. Carman               0               0               100,000        200,000         212,500         425,000
James J. Jernigan             0               0               111,667         68,333         551,666         194,585
John J. Sullivan              0               0                16,667         33,333          47,918          95,833

- -----------------
(1) Values are calculated by subtracting the exercise price from the fair market value as of the exercise date or fiscal year end, as appropriate. Values are reported before any taxes associated with exercise or subsequent sale of the underlying stock.

Compensation of Directors

         From April 1, 1994 until December 31, 1994, non-employee Directors of the Company received an annual fee of $18,000 and a fee of $1,000 for each committee meeting attended. In addition, Directors were reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors and committees thereof.

         Beginng January 1, 1995, each Director who is not an employee of the Company is paid an annual fee of $25,000 a year for his or her service as a Director, and an additional $1,000 per calendar quarter for each committee on which he or she serves, subject to an adjustment based on attendance at committee meetings during each quarter. Pursuant to the same set of resolutions approved by the Board, a Director may also receive an additional $2,000 a year for service as a committee chairman, over and above the payment for committee service. Directors who are employees of the Company do not receive additional compensation for their service on the Board or on any committee thereof.

                         COMPENSATION COMMITTEE REPORT

         The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the event that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The executive compensation program of the Company is administered by the Compensation Committee, which is composed of three independent, non-employee directors. The function of the Compensation Committee is to review general compensation policies and to review recommendations made regarding the compensation of executive officers. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

         This report covers the compensation of the Chief Executive Officer and the Company's executive officers for the year ended March 31, 1995, the Company's most recent complete fiscal year, as required under applicable rules of the Securities and Exchange Commission.

Compensation Philosophy for 1995 and Thereafter

         In designing its compensation programs for 1995 and thereafter, the Committee intends that compensation should reflect individual performance and the value created for shareholders while supporting the Company's strategic goals. This represents a shift in emphasis from prior years, in which performance of the Company was not necessarily linked to individual compensation. The new compensation programs in effect and proposed to shareholders reflect the following philosophy:

         * Compensation should be meaningfully related to the value created for shareholders in share price and earnings per share.

         * While compensation opportunities should be based on individual contributions, the actual amounts earned by executives under variable compensation programs should be determined primarily by how well the Company performs.

         * Compensation programs should support the short term and long term strategic objectives of the Company.

         * Compensation programs should encourage and support equity ownership by executives and managers of the Company.

Payments and Measurement

         The Company's executive compensation is based on three components, each of which is intended to serve the overall compensation philosophy.

         Base Salary. Base salaries for executive officers are initially determined based upon a subjective evaluation by the Compensation Committee of the responsibilities of the position held and the experience of the individual, with reference to the officer's prior salary history and the competitive marketplace for executive talent generally. The Company compares itself to a peer group of companies in related businesses, as well as competition within the Philadelphia area. Salaries for executives are reviewed by the Committee on an annual basis, and may be increased or decreased based on the Committee's determination of the individual's contribution to the Company.

         The Bonus Plan for Year ended March 31, 1995. The executive compensation program consisted in the fiscal year ended March 31, 1995 of base salary and a bonus plan based on the Company's net income and return on shareholders' equity in excess of defined levels. During the fiscal year ended March 31, 1995, the Company's net income and return on shareholders' equity did not exceed the levels defined in the Company's executive compensation program, and no incentive bonuses were paid. The amount of bonus funds distributed under the bonus plan is calculated at the end of each fiscal year according to guidelines set out in the bonus plan. The guidelines for determining bonus funds distributed under the Company's bonus plan provide that no bonus distribution will be made until net after-tax earnings of the Company provide a return on shareholders' equity of more than 12%. Amounts contributed to the bonus pool may range from 20% to 33% of the excess of net income over the threshold levels set forth in the plan. The bonus pool is allocated to participants in accordance with their predetermined bonus pool shares. Effective April 1, 1995, the bonus plan was replaced by the Management Incentive Plan (as described below) being approved by the Company's stockholders at its last annual meeting.

         Long Term Incentives. In the past, long term incentives have been provided through annual grants of stock options to the named executives and others. Stock options have been granted with exercise prices set at the prevailing market value and will only have value to the executives if the Company's stock price increases. The Committee approved the grant of options to Messrs. McAdams and Costalas in January 1995, and Mr. Hershhorn in August 1994, in connection with the employment of these individuals by the Company, and to certain other executive officers. (See "Executive Compensation - Employment Agreements.")

         The Committee does not intend to grant additional options pursuant to the 1991 Stock Option Plan and expects to rely on the Management Incentive Plan to provide appropriate incentives to covered employees, including the most highly compensated executed officers.

1995 Management Incentive Plan

         The 1995 Management Incentive Plan (the "Management Incentive Plan"), has replaced the Company's annual bonus program. Under the Management Incentive Plan, eligible management personnel will receive corporate and individual performance units at the beginning of each of the Company's fiscal years (commencing April 1, 1995) which will provide incentive compensation based upon predetermined corporate and individual goals.

         The corporate goals, which will be fixed by the Board, based on the recommendations of the Compensation Committee, include (i) attainment of a specific share price, (ii) attainment of a specific earnings per share of common stock outstanding, and (iii) achievement of specific strategic objectives. The value of performance units will depend upon the extent to which the corporate goals for the fiscal year were achieved, and the maximum award cannot be received unless each of the corporate goals have been met. The value of individual units will depend upon both corporate success and individual performance. Units assigned will vary from individual to individual, and the targeted, maximum awards range from 11% to 110% of base salary.

         Payment of awards to the Chairman, Vice Chairman, President and Executive Vice Presidents of the Company will be made 50% in cash and 50% in common stock of the Company, and payment to other participants will be 90% in cash and 10% in common stock, although such participants may elect to receive, instead of 10%, 20% or 30% of the incentive payment in stock.

Compensation of the Chief Executive Officer

         For the fiscal year ended March 31, 1995, Mr. Turchi, the Chief Executive Officer of the Company until September 1994, was compensated pursuant to the terms of an employment agreement dated April 1, 1992, effective September 23, 1993. This agreement provided for a base salary of $600,000 per year, subject to adjustment, plus amounts receivable under the bonus plan then in effect, together with certain other benefits. No bonus was paid to Mr. Turchi during the fiscal year ended March 31, 1995. Mr. Turchi also received options to purchase a total of 750,000 shares of common stock of the Company pursuant to the agreement, which were to vest at the rate of 250,000 shares per year beginning one year after the grant. Mr. Turchi resigned his position and terminated his employment in September 1994 and resigned as a director in December 1994. See "Separation and Consulting Agreements - John J. Turchi, Jr."

         The Compensation Committee at the time believed that the cash and incentive compensation provided under the contract described above were appropriate in light of Mr. Turchi's past and expected future contributions to the Company, and information on compensation paid to other chief executive officers. The Company's performance during Mr. Turchi's tenure as Chief Executive Officer in the fiscal year ended March 31, 1995 was disappointing and, as noted above, Mr. Turchi resigned his position and terminated his employment in September 1994.

         Following Mr. Turchi's departure, the Board elected Mr. McAdams as the Chief Executive Officer, and he became a full-time employee in December 1994 pursuant to an employment contract (See "Executive Compensation-Employment Agreements"). From the time Mr. McAdams was appointed as Chief Executive Officer of the Company until his employment contract became effective, he was compensated at the rate of $6,000 per month. Mr. McAdams' compensation for this period and his compensation pursuant to his employment contract was determined based upon an analysis of the amount of time he devoted to the Company's business, an evaluation of his contribution to the Company as a Director, the compensation paid to executives of other similar companies and on his position and compensation at his former employer.

         In April 1995, Mr. McAdams resigned and Mr. Hershhorn was appointed as the Company's Chief Executive Officer. The Company and Mr. Hershhorn entered into an employment agreement in August 1994 pursuant to which Mr. Hershhorn was to be employed as the Company's President and would receive an annual base salary of $425,000 and the grant of options, among other things (See "Executive Compensation - Employment Agreements"). Mr. Hershhorn's compensation was based on an analysis of the compensation paid to the Company's prior President and other executives of similar companies, Mr. Hershhorn's expected contribution to the Company's business, and Mr. Hershhorn's position and compensation at his former employer. As Chief Executive Officer, Mr. Hershhorn continues to be compensated under his employment agreement.

         The Compensation Committee believes that Mr. McAdams' and Mr. Hershhorn's leadership in (i) affecting organizational changes within the Company, (ii) improving the Company's business in existing and new markets,
(iii) developing new business relationships and solidifying the Company's current relationships, (iv) consummating the sale of the Units (See "Certain Relationships and Related Transactions - Private Placement), and (v) improving the performance of the Company's Common Stock, has significantly improved the Company's performance. In light of these contributions and expected future contributions, the Compensation Committee believes that the compensation paid to each of Messrs. McAdams and Hershhorn was and continues to be appropriate.


The Compensation Committee of National Media Corporation

         Jon W. Yoskin, II
         Frederick S. Hammer
         Ira M. Lubert

                      COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of (i) the Russell 2000 Index, and (ii) an index of four companies in the Company's peer group (the "Peer Group Index"), assuming an investment of $100 on March 31, 1990 in each of the Common Stock of the Company, the stocks comprising the Russell 2000 Index and the stocks comprising the Peer Group Index. The companies in the Peer Group Index are Fingerhut Companies, Inc., Home Shopping Network, Inc., Hanover Direct, Inc. (formed September 1993 and formerly known as Horn & Hardart Company) and Lillian Vernon Corporation. The Company previously used a peer group which included the companies listed above, as well as QVC Network, Inc. ("QVC") and Regal Communications Corporation ("Regal"). The Company has determined that because the common stock of QVC is no longer publicly traded and because Regal is involved in bankruptcy reorganization proceedings, the inclusion of QVC and Regal in the peer group would artificially skew the results of the peer group and, therefore, is no longer appropriate.


                                                    Cumulative Total Return
                                                    -----------------------
                                       3/90    3/91    3/92     3/93     3/94      3/95

National Media Corporation             100      38       52      132      113       106
Peer Group                             100      85      106      132      206       106
Russell 2000                           100     107      129      149      165       174

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease of Office Space

         The Company leases office space for its principal executive offices in Philadelphia, Pennsylvania. The lease, which commenced in November 1992 and runs for a period of ten years, provides for the Company to rent approximately 29,795 square feet. The initial rent for years one through five is $14.75 per square foot with an increase to $15.75 per square foot effective for years six through ten. The lease provides that it may be terminated by the Company at the end of the initial five year period upon at least six months written notice and the payment of a termination fee equal to six months rent (the "Termination Fee"). This building is owned by Mergren Associates ("Mergren"), a company owned by John J. Turchi, Jr., the Company's former Chairman of the Board and Chief Executive Officer. An independent real estate firm engaged by the Company determined that the lease was based on fair market conditions at the time of inception. The building is managed by another independent real estate firm. The Company believes the terms of the agreement are fair to the Company.

         In connection with the execution and delivery of the Settlement Agreement and the Telemarketing Agreement, the Company, John J. Turchi, Jr. and Mergren entered into a Letter Agreement dated April 13, 1995 (the Letter Agreement"). Because Mr. Turchi was a named party to the ValueVision Litigation (see "Proposal II-General"), Mr. Turchi's agreement was necessary in order to effect the Settlement Agreement. The Company and ValueVision approached Mr. Turchi to obtain his consent to the Settlement Agreement. Mr. Turchi agreed that he would execute the Settlement Agreement if the Company agreed to enter into the Letter Agreement. Pursuant to the Letter Agreement, the Company exercised its option to terminate, effective October 31, 1997, the lease with Mergren and in connection with such termination has paid Mergren the sum of $219,738.12 as a Termination Fee. The Letter Agreement also provides that Mr. Turchi will vote all of the shares of Common Stock which he owns or controls in favor of the matters contained in Proposals II and III.

Separation and Consulting Agreements

         John J. Turchi, Jr.

         On September 12, 1994 the Company and John J. Turchi, Jr. entered into a separation agreement pursuant to which, among other things, Mr. Turchi resigned as Chairman of the Board and Chief Executive Officer of the Company. On December 21, 1994, the Company and Mr. Turchi entered into further agreements (including a consulting agreement) in part amending the earlier separation agreement. Pursuant to such agreements the Company agreed to (i) pay Mr. Turchi the sum of $300,000 in six (6) equal monthly installments of $50,000 commencing October 1994, (ii) forgive two notes made by Mr. Turchi, one in the principal amount of $80,750 and one in the principal amount of $1,565,439.25 and (iii) retain Mr. Turchi as a consultant for a term of 36 months.

         Pursuant to the terms of Mr. Turchi's Consulting Agreement, Mr. Turchi agreed to hold himself available to perform consulting services for the Company as requested by the Chairman or Vice Chairman of the Board for a maximum of 12 hours per month for a period of 36 months. The consulting services to be provided by Mr. Turchi are intended to involve every aspect of the Company's business, including information and related matters about vendors and customers of the Company. The Consulting Agreement provides that Mr. Turchi will be paid at the rate of $2,000 per month for the period January 1995 - March 1995, $40,000 per month for the period April 1995 - September 1995 and $2,000 per month for the period October 1995 until the termination of the agreement. The consulting agreement is not cancelable by the Company. As long as he continues to serve as a consultant to the Company, Mr. Turchi will continue to be eligible to participate in the 1991 Option Plan and stock options granted to him under such plan, but yet unexercised will not terminate until 90 days after the termination of his services as a consultant. The option agreements pursuant to which Mr. Turchi was granted such stock options have been amended to provide that Mr. Turchi may not pay the exercise price of such stock options by delivering a promissory note.

         Pursuant to the Letter Agreement, the Company agreed to accelerate the payment to Mr. Turchi pursuant to the Consulting Agreement of the sum of $277,500 as well as reimburse Mr. Turchi $50,000 for certain legal fees and associated costs he incurred in connection with the ValueVision Litigation and certain other matters to which Mr. Turchi and the Company are parities. The Letter Agreement also provides that Mr. Turchi will continue to provide consulting services for the Company until December 20, 1997 and will be paid $500.00 per month for such services.

Promissory Notes

         Under the Company's 1988 Stock Option Plan and 1991 Stock Option Plan, participants may be entitled, in the discretion of the Company's Compensation Committee at the time of grant, to purchase shares of Common Stock issued upon the exercise of options through a nominal cash payment and the delivery of a promissory note (a "Note") to the Company for the balance of the exercise price. Interest on the Notes is payable quarterly. The interest rate and term of the Notes vary depending upon the option plan specifications at the time the Notes were issued. Notes must be paid down proportionately as Common Stock purchased in connection with their issuance is sold. If a Note maker's employment is terminated before the Note has been paid in full, the Note is due at such time (except with respect to two (2) Notes made by Mr. Turchi on January 1, 1992 and January 14, 1994, respectively, which are due and payable on January 1, 1997, if not paid earlier). Certain of the Company's current and former executive officers have outstanding balances on Notes issued to the Company since the beginning of the last fiscal year.

         John J. Turchi, Jr.

         See "Separation Agreement - John J. Turchi, Jr."

         David J. Carman

         The Company holds one Note made by Mr. Carman in the principal amount of $199,000 bearing interest at a rate of 3.79% per annum. In December 1994, in consideration of the waiver by Mr. Carman of certain rights under his employment agreement, such Note was amended to provide that in the event Mr. Carman ceases to be an employee of the Company, such Note shall not be payable immediately but shall be payable over three years, in equal quarterly installments of principal, beginning ninety days after the termination of such employment, and one final payment of all outstanding principal and interest.

         James A. Jernigan

         See "Advances - James A. Jernigan"

         John J. Sullivan

           The Company holds one Note made by Mr. Sullivan bearing interest at a rate of 3.87% per annum. The amount of indebtedness owned by Mr. Sullivan on this Note is $149,250. In December 1994, in consideration of the waiver by Mr. Sullivan of certain rights under his employment agreement, such Note was amended to provide that in the event Mr. Sullivan ceases to be an employee of the Company, such Note shall not be payable immediately but shall be payable over three years, in equal quarterly installments of principal, beginning ninety days after the termination of such employment, and one final payment of all outstanding principal and interest.

         Mark P. Hershhorn

         During the fiscal year ended March 31, 1994, the Company held Notes made by Mr. Hershhorn at interest rates ranging from 5.85% to 5.88% per annum. The largest aggregate amount outstanding on these Notes during the fiscal year ended March 31, 1994 was $262,500, all of which had been repaid to the Company by December 31, 1993.


Advances

         David J. Carman

         In 1993 and 1994, the Company advanced Mr. Carman the aggregate amount of $75,000 in the form of payments under a Company lease for his overseas housing. The Company subsequently determined that Mr. Carman's employment agreement did not require it to make such payments and beginning June 1994, Mr. Carman made bi-monthly payments to the Company in the aggregate amount of $40,000 which were credited against this advance. Effective October 1, 1994. Mr. Carman's employment agreement was revised to include his use of an apartment leased by the Company for his overseas housing. In connection with such revision, the balance of the advance was forgiven by the Company. In December, 1994, the Board approved the reimbursement to Mr. Carman of the amount previously repaid to the Company.

         James A. Jernigan

         The Company has made advances to Mr. Jernigan in the aggregate amount of $106,218. Of such advances, $70,000 was advanced to and used by Mr. Jernigan to defray certain costs of relocation made at the request of the Company. The advance in the amount of $70,000 is evidenced by a Note bearing interest at a rate of 6.875% per annum. To secure his obligation under the Note, Mr. Jernigan has given the company a lien and security interest in and to stock options previously granted to him to purchase 75,000 shares of Common Stock.


Telemarketing Agreement and ValueVision Warrant

         On April 13, 1995, the Company entered into the Settlement Agreement, the Telemarketing Agreement and Joint Venture Agreement with, among others, ValueVision, as further described above under Proposal II. The Telemarketing Agreement provides, among other things, that the Company will issue to ValueVision the ValueVision Warrants. ValueVision currently owns approximately 8.1% of the Company's issued and outstanding shares of Common Stock. The effectiveness of the Settlement Agreement and the Telemarketing Agreement are subject to the approval of the Company's stockholders. The Settlement Agreement, Telemarketing Agreement, Joint Venture Agreement and ValueVision Warrants are described more fully under "Proposal II."


Holder Warrants

         Subject to the receipt of stockholder approval, the Company will issue to the Holders the Holder Warrants as further described above under Proposal
III. Safeguard Scientifics (Delaware) Inc. ("Safeguard"), the beneficial owner of approximately 5.9% of the Company's issued and outstanding shares of Common Stock, will be issued Holder Warrants to purchase 300,000 shares of Common Stock, and Technology Leaders II L.P. and Technology Leaders II Offshore C.V. (collectively, "Technology Leaders"), affiliates of Safeguard, will be issued Holder Warrants to purchase an aggregate of 100,000 shares of Common Stock. Ira
M. Lubert, a director of the Company and a Managing Director of the general partner of Technology Leaders, will be issued Holder Warrants to purchase 50,000 shares of Common Stock. For a more complete description of the stock ownership of Safeguard, Technology Leaders, Ira M. Lubert and their affiliates see "Security Ownership of Certain Beneficial Owners." For a more complete description of the Holder Warrants see "Proposal III."


Other Agreements

         As of August 26, 1994, the Company entered into an agreement with Buckeye Communications, Inc. ("Buckeye") and Mark P. Hershhorn pursuant to which Mr. Hershhorn resigned as an officer and director of Buckeye and its subsidiaries and joined the Company as President and Chief Operating Officer. Mr. Hershhorn retains an equity interest in Buckeye and served as a consultant to Buckeye for a period of six months from the date of the agreement.

         In exchange for the release by Buckeye of Mr. Hershhorn from his obligations under an employment agreement, the Company (i) issued to Buckeye stock options to purchase 25,000 shares of Common Stock at an exercise price of $4.25 per share and (ii) agreed to enter into certain other transactions with Buckeye upon the consummation of cash infusions to the Company in the aggregate principal amount of $10,000,000. Based upon the consummation of such infusions, and in accordance with the agreement, on January 13, 1995, the Company (i) reimbursed Buckeye approximately $100,000 for certain expenses, (ii) purchased a block of the common stock of Positive Response Television, Inc. from Buckeye,
(iii) entered into negotiations with Buckeye regarding a joint venture relating to Major League Properties and (iv) issued additional stock options to purchase 75,000 shares of Common Stock at an exercise price of $4.25.


Private Placement

         From October 1994 through January 1995, the Company offered and sold 255,796 investment units (the "Units"), each Unit consisting of one (1) share of Series B Convertible Preferred Stock (the "Series B Preferred Stock") and a warrant to purchase up to twelve (12) shares of Common stock (the "Private Placement Warrants") in a private placement.

         Each share of Series B Preferred Stock is immediately convertible into ten (10) shares of Common Stock (subject to adjustment). Each Private Placement Warrant is exercisable beginning one (1) year after the date of issuance and expires at the end of ten (10) years from the date of issuance. Certain of the Private Placement Warrants become exercisable as early as October 5, 1995. The Common Stock issuable pursuant to the conversion of the Series B Preferred Stock and upon exercise of the Private Placement Warrants is subject to registration for resale by the holders thereof. The following sets forth the name of each director and executive officer of the Company who purchased Units in the private placement, the number of Units purchased, the price per Unit paid, and the exercise price of the Private Placement Warrants received:

           Name(1)                   Number of Units              Price per Unit           Warrant Exercise Price
           -------                   ---------------              --------------           ----------------------
Charles L. Andes                          1,250                       $40.00                        $4.80
David J. Carman                           2,500                        40.00                        4.80
Frederick P. Hammer                       2,500                        47.80                        5.74
Mark P. Hershhorn                         5,000                        40.00                        4.80
Ira M. Lubert                             1,250                        40.00                        4.80
John J. Sullivan                          1,875                        40.00                        4.80
Jon W. Yoskin, II                         3,546                        42.30(2)                     5.07(2)


(1) Other than the Units purchased by Mr. Hammer and certain of the Units purchased by Mr. Yoskin, all Units purchased in the Private Placement by directors and executive officers of the Company were purchased at the same prices offered other investors.

(2) Represents the average price per Unit payed by Mr. Yoskin and the average warrant exercise price. Mr. Yoskin purchased 2,500 units at a price of $40.00 per unit with a corresponding warrant exercise price of $4.80 and 1,046 units at a price of $47.80 per unit with a corresponding warrant exercise price of $5.74.



Indemnification Payments

         The Company has made required indemnification payments to present and former officers and directors in connection with pending securities class and derivative actions against the Company and such individuals. The Company may be required to pay additional amounts for indemnification in connection with these actions.

OTHER MATTERS

Shareholder Proposals and Nominations for Directors for the Company's Next Annual Meeting

         Any shareholder who intends to present a proposal for consideration at the Company's next annual meeting of stockholders intended to occur on or about August 15, 1996, must, on or before ___________, 1996, submit his proposal to the Company and notify the Company that he intends to appear personally at such annual meeting to present his proposal, in order to have the Company consider the inclusion of such proposal in the Company's Proxy Statement and form of proxy relating to such annual meeting. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposal and the manner in which such proposal must be made.

         Nominations for election to the Board of Directors at the Company's next annual meeting may be made only in writing by a shareholder entitled to vote at such annual meeting and must be addressed to the Secretary, National Media Corporation, 1700 Walnut Street, Philadelphia, PA 19103. Nominations must be received by the Secretary on or before ___________, 1996, and must be accompanied by the written consent of the nominee. Nominations should also be accompanied by a description of the nominee's business or professional background and otherwise contain the information required by Schedule 14A of the Securities Exchange Act of 1934, as amended.


Other Business

         The Board of Directors is not aware of any other matters that may be brought before the Meeting. If other matters not now known come before the Meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their judgment.


Annual Report to Stockholders

         A copy of the Company's Annual Report to Stockholders which contains copies of the Company's audited financial statements is being sent to stockholders with this Proxy Statement.


Annual Report on Form 10-K

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. REQUESTS FOR THIS REPORT SHOULD BE ADDRESSED TO MARSHALL A. FLEISHER, SECRETARY OF NATIONAL MEDIA CORPORATION, 1700 WALNUT STREET, PHILADELPHIA, PENNSYLVANIA 19103.

                           NATIONAL MEDIA CORPORATION

                               COMMON STOCK PROXY

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

         I hereby constitute and appoint Marshall A. Fleisher and James Gallagher and each of them acting individually my true and lawful agents and proxies, with full power of substitution in each, to vote all shares held of record by me at the Annual Meeting of Shareholders of National Media Corporation to be held on August 15, 1995 and any adjournments or postponements thereof. I direct said proxies to vote as specified on the reverse side.

UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED AND FOR EACH OF THE PROPOSALS TO BE ACTED UPON AT THE MEETING. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
                                 [Reverse Side]

1. Election of Directors          To withhold authority to vote for any
FOR            WITHHOLD           individual nominee, strike a line through the
all            AUTHORITY          nominee's name listed below:
nominees       to vote for
listed         all nominees
(except as                        David J. Carman            Frederick S. Hammer
indicated to                      Constantinos I. Costalas   Mark P. Hershhorn
the contrary                      Albert R. Dowden           Brian McAdams
at right)                         Michael J. Emmi            Jon W. Yoskin, II
 / /              / /

2. Proposal II to approve a Telemarketing, Production and Post-Production Agreement dated April 13, 1995 by and between the Company and ValueVision International, Inc. ("ValueVision") and to approve the issuance by the Company to ValueVision of warrants to purchase up to 500,000 shares of the Company's common stock, par value $.01 per share, at a price of $8.865 per share.

FOR        AGAINST         ABSTAIN

/ /         / /              / /

3. Proposal III to approve the issuance of warrants to purchase an aggregate of 500,000 shares of Common Stock at a price of $10.00 per share to certain persons who were holders of certain of the Company's debt.

FOR       AGAINST         ABSTAIN

/ /         / /             / /

                                            THE UNDERSIGNED HEREBY REVOKES ALL
                                            PREVIOUS PROXIES FOR THE MEETING
                                            AND ACKNOWLEDGES RECEIPT OF THE
                                            NOTICE OF ANNUAL MEETING AND PROXY
                                            STATEMENT OF NATIONAL MEDIA
                                            CORPORATION


                                            Date:________________________, 1995

                                            ___________________________________

                                            ___________________________________

                                            By:________________________________

                                            NOTE: Please sign this proxy exactly
                                            as name(s) appear in address. When
                                            signing as attorney-in-fact,
                                            executor, administrator, trustee or
                                            guardian, please add your title
                                            as such.

                           NATIONAL MEDIA CORPORATION

                         SERIES B PREFERRED STOCK PROXY

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

         I hereby constitute and appoint Marshall A. Fleisher and James Gallagher and each of them acting individually my true and lawful agents and proxies, with full power of substitution in each, to vote all shares held of record by me at the Annual Meeting of Shareholders of National Media Corporation to be held on August 15, 1995 and any adjournments or postponements thereof. I direct said proxies to vote as specified on the reverse side.

UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED AND FOR EACH OF THE PROPOSALS TO BE ACTED UPON AT THE MEETING. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
                                 [Reverse Side]

1. Election of Directors          To withhold authority to vote for any
FOR            WITHHOLD           individual nominee, strike a line through the
all            AUTHORITY          nominee's name listed below:
nominees       to vote for
listed         all nominees
(except as                        Charles L. Andes           Ira M. Lubert
indicated to
the contrary
at right)
 / /              / /

2. Proposal II to approve a Telemarketing, Production and Post-Production Agreement dated April 13, 1995 by and between the Company and ValueVision International, Inc. ("ValueVision") and to approve the issuance by the Company to ValueVision of warrants to purchase up to 500,000 shares of the Company's common stock, par value $.01 per share, at a price of $8.865 per share.

FOR        AGAINST         ABSTAIN

/ /         / /              / /

3. Proposal III to approve the issuance of warrants to purchase an aggregate of 500,000 shares of Common Stock at a price of $10.00 per share to certain persons who were holders of certain of the Company's debt.

FOR       AGAINST         ABSTAIN

/ /         / /             / /

                                            THE UNDERSIGNED HEREBY REVOKES ALL
                                            PREVIOUS PROXIES FOR THE MEETING
                                            AND ACKNOWLEDGES RECEIPT OF THE
                                            NOTICE OF ANNUAL MEETING AND PROXY
                                            STATEMENT OF NATIONAL MEDIA
                                            CORPORATION


                                            Date:________________________, 1995

                                            ___________________________________

                                            ___________________________________

                                            By:________________________________

                                            NOTE: Please sign this proxy exactly
                                            as name(s) appear in address. When
                                            signing as attorney-in-fact,
                                            executor, administrator, trustee or
                                            guardian, please add your title
                                            as such.